EXHIBIT 10.26


                              CONSENT AND AMENDMENT



     CONSENT AND AMENDMENT dated as of December 31, 2002, to the Credit Agreement ("Credit Agreement"), dated as of March 28, 2002, between GFSI, Inc., a Delaware Corporation (the "Borrower"), GFSI Holdings, Inc., a Delaware corporation ("Holdings"), each of the financial institutions a party to thereto (such financial institutions, together with their successors and assigns, are referred to herein each individually as a "Lender" and collectively as the "Lenders"), and Bank of America, N.A., as agent for the Lenders (in its capacity as agent, the "Agent").

                                    Recitals

     WHEREAS, Borrower and Holdings wish to engage in an exchange of notes with a note holder as provided herein and;

     WHEREAS, Borrower has issued $125,000,000 (aggregate principal amount) of its Senior Subordinated Notes ("Senior Subordinated Notes") pursuant to its Indenture dated as of February 27, 1997, as amended, for Series A & B 9 5/8% Senior Subordinated Notes due 2007 with Fleet National Bank as original trustee ("GFSI Indenture");

     WHEREAS, Borrower will issue an additional $9,900,000 (aggregate principal amount) of senior subordinated notes (such notes, whether the initial unregistered notes issued on December 31, 2002 or the notes expected to be issued in a registered exchange offer for such unregistered notes, being the "New Senior Subordinated Notes", and such notes pay interest on a current basis) pursuant to its Indenture dated as of December 31, 2002 for Series A & B 9 5/8% Senior Subordinated Notes due 2007 with State Street Bank and Trust Company as trustee ("New GFSI Indenture");

     WHEREAS, in connection with the issuance of the New Senior Subordinated Notes pursuant to the New GFSI Indenture, Event 1, Inc., CC Products, Inc. and GFSI Canada Company, all wholly owned by Borrower (collectively the "Subsidiaries"), will each guarantee the payment of the New Senior Subordinated Notes under a Subsidiary Guarantee or similar document as provided in the New GFSI Indenture;

     WHEREAS, Holdings has issued $108,467,780 (aggregate principal amount at maturity) of its Senior Discount Notes ("Senior Discount Notes") pursuant to its Indenture dated as of September 17, 1997, as amended, for 11 3/8% Senior Discount Notes due 2009 with State Street Bank and Trust Company, as trustee ("Holdings Indenture");

     WHEREAS, a holder ("Note Holder") of $24,000,000 (aggregate principal amount at maturity) of Senior Discount Notes ("Acquired Senior Discount Notes") will transfer and assign its Acquired Senior Discount Notes to Borrower in exchange for the unregistered New Senior Subordinated Notes (and the unregistered notes are expected to later be exchanged by the Note Holder for registered notes of Borrower);

     WHEREAS, Borrower may distribute all or part of the Acquired Senior Discount Notes to Holdings in one or more transactions, now or from time to time, and Holdings may retire any or all of the Acquired Senior Discount Notes when and if it receives them, or Borrower may retain all or part of the Acquired Senior Discount Notes for its own account or for possible later distribution of all or a part of the Acquired Senior Discount Notes to Holdings;

     WHEREAS, The foregoing transactions are herein collectively referred to as the "Note Exchange" (and the Note Exchange includes the retention of all or part of the Acquired Senior Discount Notes by Borrower or the distribution in one or more transactions, now or from time to time, of all or part of the Acquired Senior Discount Notes to Holdings by Borrower depending on the Borrower's decision with respect to such possible actions), and in connection therewith Borrower has requested that the Lenders and Agent execute and deliver this Consent and Amendment;

     WHEREAS, Lenders and Agent have requested an amendment fee of $40,000 in return for their consent to the Note Exchange as provided herein.

     NOW, THEREFORE, effective upon the execution hereof by the Borrower, Holdings, Lenders, and Agent, it is hereby agreed as follows:

     Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

     Section 2. Amendment Fee. Borrower shall pay to Agent, on behalf of Agent and Lenders, an amendment fee of $40,000 ("Amendment Fee"). The Amendment Fee shall be payable upon the earlier of: (a) June 30, 2003, or (b) the date the publicly registered New Senior Subordinated Notes are issued.

     Section 3. Credit Agreement Consents.

     (a) Notwithstanding that the Note Exchange would cause the issuance of Debt that exceeds the allowable amount of Debt permitted under the provisions of Sections 6.9 and 7.13 of the Credit Agreement, the Lenders and Agent hereby consent to the issuance of the unregistered New Senior Subordinated Notes and then the exchange of them as a part of the Note Exchange for the Acquired Senior Discount Notes, and the further issuance and exchange of the registered New Senior Subordinated Notes for the unregistered New Senior Subordinated Notes, subject to the consummation of each of the other transactions constituting the Note Exchange.

     (b) Notwithstanding the provisions of Section 7.15 of the Credit Agreement that limit certain transactions with Affiliates (including distributions of property to an Affiliate and investing in an Affiliate or purchasing an Affiliate's indebtedness), and that the distribution of the Acquired Senior Discount Notes from Borrower to Holdings is not a Permitted Holdings Payment, the Lenders and Agent hereby consent to the distribution of the Acquired Senior Discount Notes from Borrower to Holdings in one or more transactions, now or from time to time, as well as the acquisition of the Acquired Senior Discount Notes by Borrower from the Note Holder, subject to the consummation of each of the other transactions constituting the Note Exchange.

     (c) Notwithstanding the provisions of Section 7.10 of the Credit Agreement that limit Distributions, Capital Changes and Restricted Investments and that the acquisition of the Acquired Senior Discount Notes is not an exception to the definition of a Restricted Investment, including under subparagraph (k) of such definition, the Lenders and Agent hereby consent to the issuance of the New Senior Subordinated Notes, the acquisition of the Acquired Senior Discount Notes by Borrower from the Note Holder in exchange for the unregistered New Senior Subordinated Notes (and any later exchange offer by which the Note Holder exchanges registered New Senior Subordinated Notes of Borrower in return for unregistered New Senior Subordinated Notes), and any distribution of the Acquired Senior Discount Notes by Borrower to Holdings (but not to any third party that is not an Affiliate of Borrower) in one or more transactions, now or from time to time, and the retirement of such Acquired Senior Discount Notes by Holdings if they are distributed to it, subject to the consummation of each of the other transactions constituting the Note Exchange.

     (d) Notwithstanding the provisions of Section 7.12 of the Credit Agreement that limit guarantees by subsidiaries of Borrower, the Lenders and Agent hereby consent to the guarantee of the New Senior Subordinated Notes by the Subsidiaries.

     (e) Notwithstanding any other provision of the Credit Agreement or the Loan Documents, and without limitation by the specific consents hereinabove granted, the Lender and Agent consent to the Note Exchange.

Section 4.  Amendments.  The Credit Agreement is amended as follows:

     (a) Schedule 6.9 to the Credit Agreement is amended in its entirety by substituting a revised Schedule 6.9 which is attached hereto as Exhibit A.

     (b) The  definition  of "Senior  Notes" is amended in its  entirety to read
"means the $125,000,000 (aggregate principal amount) Series A and Series B 9 5/8% Senior Subordinated Notes due 2007 issued pursuant to the Borrower Indenture dated as of February 27, 1997, and the $9,900,000 (aggregate principal amount) Series A & B 9 5/8% Senior Subordinated Notes due 2007, issued pursuant to the Borrower Indenture dated as of December 31, 2002.

     (c) Section 7.13 (e) of the Credit Agreement is amended in its entirety to read: "(e) Debt evidenced by the Senior Notes in an aggregate principal amount not to exceed $134,900,000".

     (d) The definition of "Borrower Indenture" is amended in its entirety to read: "means that certain Indenture dated as of February 27, 1997 between the Borrower and Fleet National Bank, as Trustee (for which State Street Bank and Trust Company is the successor trustee) and all Supplemental Indentures, and that certain Indenture dated as of December 31, 2002, between Borrower and State Street Bank and Trust Company, as Trustee, and all Supplemental Indentures (although more than one Indenture, referred to together in the singular as "Borrower Indenture")".

     Section 5. Miscellaneous. Except to the extent compliance therewith is hereby expressly waived or consents are granted hereunder, the provisions of the Credit Agreement shall remain unchanged and in full force and effect. This Consent and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Consent and Amendment by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Agent or counsel to the Agent. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois; provided that the Agent and the Lenders shall retain all rights arising under federal law.

     IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed as of the day and year first above written.

                                "BORROWER"

                                GFSI, Inc.

                                By:   /s/ Larry Graveel
                                   ---------------------------------------------
                                   Name:  Larry Graveel
                                   Title:  President



                                "HOLDINGS"

                                GFSI Holdings, Inc.

                                By:   /s/ Larry Graveel
                                   ---------------------------------------------
                                   Name:  Larry Graveel
                                   Title: President











[This is one of the signature pages to the Consent and Amendment dated as of December 31, 2002.]

                                    "AGENT"

                                    BANK OF AMERICA, N.A., as the Agent


                                    By:      /s/ Dan Jelaca
                                       -----------------------------------------
                                         Dan Jelaca, Vice President







                                    "LENDERS"

                                    BANK OF AMERICA, N.A., as a Lender


                                    By:      /s/ Dan Jelaca
                                       -----------------------------------------
                                         Dan Jelaca, Vice President









[This is one of the signature pages to the Consent and Amendment dated as of December 31, 2002.]

                                 THE CIT GROUP/COMMERCIAL
                                 SERVICES, INC., as a Lender



                                 By:  /s/ Gary Paul Vessecchia
                                    --------------------------------------------
                                    Gary Paul Vessecchia, Vice President








[This is one of the signature pages to the Consent and Amendment dated as of December 31, 2002.]

                                 U.S. BANK NATIONAL ASSOCIATION, as a Lender



                                 By:  /s/ Thomas Visconti
                                    --------------------------------------------
                                    Thomas Visconti, Vice President




[This is one of the signature pages to the Consent and Amendment dated as of December 31, 2002.]

                                                                       EXHIBIT A

                                  SCHEDULE 6.9
                                     (DEBT)


In addition to the Revolving Loans under the Credit Agreement with Bank of America, N.A. as Agent, to be made on the Closing Date, the Borrower and its Subsidiaries have the debt evidenced by the following items:


GFSI, INC.

     o Promissory Note with the City of Chillicothe, Missouri dated January 15, 2002 for $50,000.

     o Promissory Note between GFSI, Inc. and N. W. Development Corporation, Inc. dated March 12, 2002 for $250,000, and related Loan Agreement.

     o Promissory Note between GFSI, Inc. and Farmers Electric Cooperative, Inc. dated September 23, 2002 for $450,000, and related Security Agreement, Loan Agreement and other documents.

     o Promissory Note between GFSI, Inc. and the City of Bedford dated April 28, 1998 for $300,000 and constituting a Forgivable Loan; CEBA Department of Economic Development Loan Number 98-PRO-07.

     o Promissory Note between GFSI, Inc. and the City of Bedford, Iowa dated June 1, 1998 for $553,000.00.

     o Industrial New Jobs Training Agreement between Southwestern Community College, Creston, Iowa and GFSI, Inc. dated May 11, 1999 relating to $420,000 Southwestern Community College, Creston, Iowa Industrial New Jobs Training Certificates (GFSI, Inc. Project Series
            1999).

     o Series A & B 9 5/8% Senior Subordinated Notes in the principal amount of $125,000,000 due 2007, issued pursuant to the Indenture dated February 27, 1997, between GFSI, Inc. and Fleet National Bank, as Trustee, as amended by the First Supplemental Indenture dated as of June 22, 2001, and by the Second Supplemental Indenture dated as of February 28, 2002 and by the Third Supplemental Indenture dated as of June 11, 2002 (the "GFSI Indenture").

     o Series A & B 9 5/8% Senior Subordinated Notes in the principal amount of $9,900,000 due 2007, issued pursuant to the Indenture dated December 31, 2002, between GFSI, Inc. and State Street Bank and Trust Company, as Trustee (the "New GFSI Indenture").

     o Capital Lease or purchase money debt related to the Financing Statement between GFSI, Inc. as debtor and Iowa Department of Economic Development Bureau of Business Finance as secured party, filed with the county Recorder, Taylor County, Iowa for four (4) embroidery machines described therein.

     o Capital lease or purchase money debt related to the Financing Statement between GFSI, Inc. as debtor and Fleet Leasing Corporation as secured party; UCC-1 P062206 filed December 7, 1999 for a leased 586 Microm Computer #1963371-0001.*

     o Capital lease or purchase money debt related to the Financing Statement between GFSI, Inc. as debtor and Fleet Leasing Corporation as secured party; UCC-1 3105902 filed December 27, 1999 for a leased 586 Microm Laptop #1963398-0001.*

     o Capital lease or purchase money debt related to the Financing Statement between GFSI, Inc. as debtor and Fleet Leasing Corporation as secured party; UCC-1 3105903 filed December 27, 1999 for a leased 586 Microm Laptop #1963401-0001.*

     o Capital lease or purchase money debt related to the Financing Statement between Gear for Sports as debtor and Fuji Photo Film USA Inc. as secured party; UCC-1 2516997 filed December 24, 1998 for a FG550E Film Processor #9406-303.

     o Capital lease or purchase money debt related to the Financing Statement between Gear for Sports as debtor and Fuji Photo Film USA Inc. as secured party; UCC-1 2547619 filed April 14, 1999 for a FG550E Film Processor #9406-338.

     o Capital lease or purchase money debt related to the Financing Statement between Gear for Sports as debtor and Fuji Photo Film USA Inc. as secured party; UCC-1 3105913 filed December 15, 1999 for a FG550E Film Processor #9406-303, Colorart CA680T Laminator #5482214, CA600P Processor #5462873.

     o Capital lease or purchase money debt related to the Financing Statement between Gear for Sports, Inc. as debtor and Primesource Corporation as secured party; UCC-1 2407311 filed December 1, 1997 for lithographic equipment.


                                    Exhibit A

     o Capital lease or purchase money debt related to the Financing Statement between Gear for Sports, Inc. as debtor and Xerox Corporation as secured party; UCC-1 2465179 filed June 18, 1998 for a Xerox D Color 40F and ZX-40; Cust. No. 955829957.

     o Capital lease or purchase money debt related to the Financing Statement between Winning Ways, Inc. as debtor and Fuji Photo Film USA Inc. as secured party; UCC-1 2048042 filed August 1, 1994, continued by filing No. 2547747 dated April 14, 1999 for CA600PIIILX Processor #5462878 and CA680TIII Thermoprinter #5482214.

     o Capital lease or purchase money debt related to the Financing Statement between Winning Ways, Inc. as debtor and IBM Credit Corporation as secured party; UCC-1 2286624 filed April 10, 1997, for IBM equipment referenced on IBM sup. #278734, dated September 3, 1996.

     o Capital lease or purchase money debt related to the Financing Statement between Winning Ways, Inc. as debtor and IBM Credit Corporation as secured party; UCC-1 2343353 filed April 10, 1997, for IBM equipment referenced on IBM sup. #278734, dated September 3, 1996.

     o Debt under the following additional capital leases (and we understand that obligations under operating leases are not Debt):

               - IBM Lease--Tape Library
               - Microm Leasing--4 leases for various computer equipment
               - Raymond Leasing Corporation--Forklifts lease
               - GE Capital Corporation--Screen print machine lease
               - GE Capital Corporation--Lease on 6 four-head embroidery
                 machines


         *The debtor address on the UCC-1 does not match GFSI, Inc.'s Lenexa address.


EVENT 1, INC.

       o Subsidiary Guarantee by Event 1, Inc. and Second Supplemental Indenture dated as of February 28, 2002 pursuant to the GFSI Indenture, and the Subsidiary Guarantee by Event 1, Inc. pursuant to the New GFSI Indenture.



                                    Exhibit A

CC PRODUCTS, INC.

       o Subsidiary Guarantee by CC Products, Inc. and First Supplemental Indenture dated as of June 22, 2001 pursuant to the GFSI Indenture, and the Subsidiary Guarantee by CC Products, Inc. pursuant to the New GFSI Indenture.



GFSI CANADA COMPANY


       o Subsidiary Guarantee by GFSI Canada Company and Third Supplemental Indenture dated as of June 11, 2002 pursuant to the GFSI Indenture, and the Subsidiary Guarantee by GFSI Canada Company pursuant to the New GFSI Indenture.


GFSI HOLDINGS, INC.

       o Series A&B 11 3/8% Senior Discount Notes Indenture due 2009, with State Street Bank and Trust Company as trustee, issued by GFSI Holdings, Inc. and dated September 17, 1997 with an accreted balance of $76,086,944 as of June 29, 2001; as amended by the First Supplemental Indenture dated as of October 11, 1999.





In addition,  Borrower and its Subsidiaries  have  obligations  under the leases referred to on Schedule 6.11. Borrower and its Subsidiaries also have obligations, indemnities and contingent obligations under license agreements, operating leases, purchase money security agreements and other agreements entered into in the ordinary course of business; the Licensing Agreements described on Schedule 6.12; and the material agreements described on Schedule 6.26.


                                    Exhibit A
                                       -4-